UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 7, 2012
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas (Address of Principal Executive Offices)	77025 (Zip Code)

(800) 579-2302
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

(a)  Annual Meeting.  The 2012 Annual Meeting of Shareholders of Stage Stores, Inc. (the “Company”) was held on June 7, 2012.

(b)  Matters Voted Upon; Voting Results.  The following matters were submitted for a vote of the Company’s shareholders:

1.  Election of Seven Directors for a Term of One Year.  The seven nominees for election to the Board of Directors were elected to hold office until the 2013 Annual Meeting of Shareholders and until their successors have been elected and have qualified, based upon the following votes:

Nominee	For	Against	Abstentions	Broker Non-Votes
Alan J. Barocas	26,914,596	417,863	0	760,531
Michael L. Glazer	27,131,216	201,243	0	760,531
Gabrielle E. Greene	27,150,639	181,820	0	760,531
Earl J. Hesterberg	27,122,821	209,638	0	760,531
William J. Montgoris	27,130,816	201,643	0	760,531
David Y. Schwartz	27,116,721	215,738	0	760,531
Ralph P. Scozzafava	27,121,321	211,138	0	760,531

2. Advisory Resolution to Approve Executive Compensation.  The advisory resolution to approve executive compensation was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
26,951,730	363,714	17,015	760,531

3. Approval of Material Terms of Executive Officer Performance Goals.  The proposal to approve the material terms of executive officer performance goals was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
26,944,840	365,520	22,099	760,531

4. Ratification of the Selection of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for Fiscal 2012.  The proposal to ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm for Fiscal 2012 was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
26,798,745	1,293,550	695	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

June 11, 2012	/s/ Richard E. Stasyszen
(Date)	Richard E. Stasyszen
Senior Vice President, Finance and Controller